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                                                                    Exhibit 23.3

                       [Letterhead of Arthur Andersen LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report, dated January 27, 1998, included in Hartford Life, Inc.'s Form 10-K for the year ended December 31, 1997 and to all references to our firm included in or made a part of this Amendment No. 2 to the Registration Statement (File No. 333-56283) and Post-Effective Amendment No. 3 to the Registration Statement on Form S-3 (File No. 333-21865) for Hartford Life, Inc.


                                                         /s/ Arthur Andersen LLP


Hartford, Connecticut
June 5, 1998